UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Model N, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MODEL N, INC.

1800 BRIDGE PARKWAY

REDWOOD CITY, CALIFORNIA 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:30 a.m. Pacific Time on Friday, January 31, 2014

TO THE HOLDERS OF COMMON STOCK OF MODEL N, INC.:

The Annual Meeting of Stockholders of Model N, Inc., a Delaware corporation (“Model N”), will be held on Friday, January 31, 2014, at 11:30 a.m. Pacific Time, at the Sofitel San Francisco Bay located at 223 Twin Dolphin Drive, Redwood City, California, for the following purposes as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors to serve until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014;

3.	To re-approve the Section 162(m) limits of our 2013 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m); and

4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of Model N has fixed the close of business on December 2, 2013 as the record date for the meeting. Only stockholders of record of our common stock at the close of business on December 2, 2013 are entitled to notice of and to vote at the meeting. Further information regarding voting rights and the matters to be voted upon is presented in our proxy statement.

A Notice Regarding the Availability of Proxy Materials (“Notice”) is being mailed to stockholders of record as of the record date beginning on or about December 19, 2013. The Notice contains instructions on how to access our proxy statement for our 2014 Annual Meeting of Stockholders and our Annual Report on Form 10-K for our fiscal year ended September 30, 2013 (together, the proxy materials). The Notice also provides instructions on how to vote online and how to receive a paper or email copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: http://investor.modeln.com/GenPage.aspx?IID=4377866&GKP=209793.

If you have any questions regarding this information or the proxy materials, please visit our website at www.modeln.com or contact our investor relations department at 650-610-4998.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Model N and look forward to receiving your proxy.

By order of the Board of Directors,

Zack Rinat

Chief Executive Officer

and Chairman of the Board of Directors

Redwood City, California

December 19, 2013

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements. All statements contained in this report other than statements of historical fact, including statements regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “expect,” “seek”, and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We are under no duty to update any of these forward-looking statements after the date of this proxy statement.

As used in this proxy statement, the terms “Model N,” “we,” “us,” and “our” mean Model N, Inc. and its subsidiaries unless the context indicates otherwise.

MODEL N, INC.

1800 Bridge Parkway

Redwood City, California 94065

PROXY STATEMENT

FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

to be held on January 31, 2014 at 11:30 a.m. PT

This proxy statement and the enclosed form of proxy are furnished in connection with solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at 11:30 a.m. PT on Friday, January 31, 2014, and any postponements or adjournments thereof. The Annual Meeting will be held at the Sofitel San Francisco Bay located at 223 Twin Dolphin Drive, Redwood City, California. Beginning on or about December 19, 2013, we mailed to our stockholders a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy materials.

QUESTIONS AND ANSWERS

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.

What matters am I voting on?

You will be voting on:

•	the election of two Class I directors to hold office until the 2017 Annual Meeting of Stockholders and until their successors are elected and qualified, subject to earlier resignation or removal;

•	a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014;

•

re-approval of the Internal Revenue Code Section 162(m) limits of our 2013 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m); and

•	any other business that may properly come before the meeting.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•	FOR the election of James Larson and Mark Leslie, our nominees for Class I directors;

•	FOR the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014; and

•

FOR the re-approval of the Internal Revenue Code Section 162(m) limits of our 2013 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m).

Who is entitled to vote?

Holders of our common stock as of the close of business on December 2, 2013, the record date, may vote at the Annual Meeting. As of the record date, we had 23,733,698 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Model N will be entitled to one vote for each share of common stock held as of the close of business on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and the Notice was forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

How do I vote?

There are four ways for stockholders of record to vote:

•	by Internet at http://www.voteproxy.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on January 30, 2014 (have your proxy card in hand when you visit the website);

We encourage you to vote this way as it is the most cost-effective method.

•	by toll-free telephone at 1-800-776-9437 (or 718-921-8500 for international callers) until 11:59 p.m. Eastern Time on January 30, 2014 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card so that it is received prior to the Annual Meeting; or

•	by written ballot at the Annual Meeting.

Street name holders may submit their voting instructions by internet or telephone using the information provided by their respective brokers or nominees and may complete and mail voting instruction forms to their respective brokers or nominees. However, street name holders may not vote by written ballot at the Annual Meeting unless they obtain a legal proxy from their respective brokers or nominees.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone (until 11:59 p.m. Eastern Time on January 30, 2014);

•	returning a later-dated proxy card so that it is received prior to the Annual Meeting;

•	notifying the Secretary of Model N, in writing, at the address listed on the front page; or

•	completing a written ballot at the Annual Meeting.

Street name holders may change their voting instructions by submitting new instructions by internet or by telephone or returning a later-dated voting instruction form to their respective brokers or nominees. In addition, street name holders who obtain a legal proxy from their respective brokers or nominees may change their votes by completing a ballot at the Annual Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy card have been designated as proxies by our Board of Directors. When proxy votes are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares at the adjourned meeting date as well, unless you have properly revoked your proxy instructions, as described above.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our Bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the voting power of the shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (“broker non-vote”). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum. Abstentions are voted neither “for” nor “against” a matter but are counted in the determination of a quorum.

How many votes are needed for approval of each matter?

•

Proposal No. 1: The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

•

Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP must receive the affirmative vote of a majority of the votes cast by the holders of shares represented in person or by proxy at the meeting and entitled to vote thereon to be approved.

•

Proposal No. 3: The re-approval of the Internal Revenue Code Section 162(m) limits of our 2013 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m) requires the affirmative vote of the holders of a majority of the voting power of the shares of stock entitled to vote on this matter that are present in person or represented by proxy at the meeting and are voted for or against this matter to be approved. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

How are proxies solicited for the Annual Meeting?

The Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by Model N. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of PricewaterhouseCoopers LLP. Your broker will not have discretion to vote on the following “non-routine” matters absent direction from you: the election of directors or the re-approval of the Internal Revenue Code Section 162(m) limits of our 2013 Equity Incentive Plan.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

In accordance with the rules of the Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K, primarily via the Internet. Beginning on or about December 19, 2013, we mailed to our stockholders a “Notice Regarding the Availability of Proxy Materials” (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Model N or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors may establish the authorized number of directors from time to time by resolution. Our Board of Directors currently consists of five members, with one vacancy. Our Certificate of Incorporation and Bylaws provide for a classified Board of Directors consisting of three classes of directors, with directors serving staggered three-year terms.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. The initial class of each director is set forth in the table below.

The nominees and the directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of December 2, 2013, are provided in the table below. Additional biographical descriptions of each nominee and director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of our nominee and directors that led to the conclusion that each person should serve as a member of our Board of Directors.

Nominees	Class	Age	Position	Year Elected Director	Current Term Expires	Expiration of Term For Which Nominated
James Larson	I	54	Director	2013	2014	2017
Mark Leslie	I	67	Nominee	N/A	N/A	2017

Continuing Directors
Sarah Friar	II	40	Director	2012	2015	—
Mark Garrett	II	56	Director	2008	2015	—
Zack Rinat	III	55	Chief Executive Officer and Chairman of the Board	1999	2016	—
Charles Robel	III	64	Director	2005	2016	—

Nominees for Director

James Larson has served as a member of our board of directors since May 2013. Since August 2012, Mr. Larson has served as the President, Worldwide Field Operations at Jive Software, Inc., a provider of independent social business software for businesses. From September 2007 to August 2012, he served as the Vice President of Enterprise Sales for SuccessFactors, Inc., a provider of cloud-based business execution software solutions. From 2000 to 2006, Mr. Larson served as a senior executive with Mercury Interactive Corporation, a provider of software and services for the business technology optimization marketplace. Prior to that, Mr. Larson held various sales leadership roles at Oracle Corporation, Network Associates and Siebel Systems. He holds a B.A. in Economics from Harvard University and an M.B.A. from the University of California, Los Angeles. Our board of directors determined that Mr. Larson should serve as a director based on his significant experience in the technology industry and his significant sales and leadership experience.

Mark Leslie previously served as a member of our board of directors from October 2001 to December 2012. Since March 2001, Mr. Leslie has also served as the Managing General Partner of Leslie Ventures, a private investment company. In addition, Mr. Leslie has been a lecturer at Stanford Graduate School of Business since 2001, teaching courses in entrepreneurship, sales and ethics. Previously, Mr. Leslie was the founding Chief Executive Officer of Veritas Software Corporation, a computer software company (“Veritas”). He joined the board of directors of Veritas in May 1988 and became the Chairman, President and Chief Executive Officer when Veritas was restarted as a software company in 1990. He served as Chairman, President and Chief

Executive Officer at Veritas through 2000, and as Chairman through 2001. Mr. Leslie currently serves on a number of New York University boards, including the Board of Trustees, the Science Advisory Board (as chairman), the Board of Overseers of the Faculty of Arts and Sciences and the Board of the NYU Innovation Fund. He also serves on the boards of a number of privately held high-technology corporations. He also served on the board of directors of NetApp, Inc., a data management company, from July 2004 until August 2010. Mr. Leslie completed Harvard Business School’s program for management development and holds a B.A. in physics from New York University. Our board of directors determined that Mr. Leslie should serve as a director based on his in-depth knowledge of our company through his prior experience on our board of directors and his significant experience serving on the boards of directors of other technology companies, as well as his significant management, engineering and sales experience.

In July 2007, the Securities and Exchange Commission (the “SEC”) filed a complaint against Mr. Leslie and four other former officers of Veritas. The SEC alleged that Mr. Leslie and the other former officers misstated Veritas’s reported revenues between 2000 and 2002 by approximately $20 million in connection with a software sale to America Online, Inc. In October 2011, without admitting or denying the allegations in the complaint, Mr. Leslie consented to entry of a final judgment permanently enjoining him from future violations of Rule 13b2-2(a)(2) under the Securities Exchange Act of 1934, as amended and ordering him to pay disgorgement and prejudgment interest of approximately $1.6 million and a civil penalty of $25,000.

Continuing Directors

Sarah Friar has served as a member of our board of directors since September 2012. Since July 2012, Ms. Friar has served as the Chief Financial Officer of Square Inc., a provider of payment processing and point-of-sale systems for businesses and mobile payment offerings for consumers. From April 2011 to July 2012, she served as the Senior Vice President, Finance & Strategy at Salesforce.com, Inc., an enterprise cloud computing company. From July 2000 to April 2011, she was employed by The Goldman Sachs Group, Inc., an investment banking company, most recently as a Managing Director in the Equity Research Division covering software and as the Business Leader for the Technology Research Business Unit. Ms. Friar holds an MBA from Stanford University Graduate School of Business and a MEng, in Metallurgy, Economics and Management from the University of Oxford. Our board of directors determined that Ms. Friar should serve as a director based on her significant experience in the technology industry and her significant financial, investment and accounting experience.

Mark Garrett has served as a member of our board of directors since January 2008. Since February 2007, Mr. Garrett has served as Executive Vice President and Chief Financial Officer at Adobe Systems Incorporated. From June 2004 to January 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, his most recent position since EMC’s acquisition of Documentum, Inc. in December 2003. Mr. Garrett first joined Documentum as Executive Vice President and Chief Financial Officer in 1997, holding that position through October 1999 and then re-joining Documentum as Executive Vice President and Chief Financial Officer in 2002. Mr. Garrett is also a director of Informatica Corporation. Mr. Garrett holds an MBA from Marist College and a BS in accounting and marketing from Boston University. Our board of directors determined that Mr. Garrett should serve as a director based on his significant experience serving on the boards of directors of other technology companies and his significant management and financial experience.

Zack Rinat is our founder and has served as the Chairman of our board of directors and as our Chief Executive Officer since our inception in December 1999. Previously, Mr. Rinat served as Vice President and General Manager of Sun Microsystems, Inc.’s NetDynamics, Inc. business unit. Mr. Rinat co-founded and served as President and Chief Executive Officer of NetDynamics, Inc., an application software company, until its acquisition by Sun Microsystems in 1998. From 2005 to 2012, Mr. Rinat also served on the board of directors of Conduit Ltd., a provider of cloud-based solutions for web publishers, including as the Chairman from 2005 to 2011. Previously, he held senior management positions in operations, marketing and engineering at Silicon Graphics, Inc., and at Advanced Technology Israel. Mr. Rinat holds an MBA from the Harvard Business School and a BA in computer science from the Technion (Israel Institute of Technology). Our board of directors determined that Mr. Rinat should serve as a director based on his position as Chief Executive Officer of our company and his understanding of the software industry.

Charles Robel has served as a member of our board of directors since January 2007. Mr. Robel also currently serves on the board of directors of Informatica Corporation, Jive Software, Inc., Palo Alto Networks, Inc. and a privately held company. From September 2007 to June 2013, Mr. Robel served as a member of the board of directors of Autodesk, Inc., from September 2006 to February 2012, Mr. Robel served as a member of the board of directors of DemandTec, Inc., from June 2006 to February 2011, Mr. Robel served as the Chairman of the board of directors of McAfee, Inc. and from June 2000 to December 2005, Mr. Robel served as Managing Member and Chief Operating Officer at Hummer Winblad Venture Partners. Mr. Robel began his career at PricewaterhouseCoopers LLP, from which he retired as a partner in June 2000. Mr. Robel holds a BS in accounting from Arizona State University. Our board of directors determined that Mr. Robel should serve as a director based on his significant experience investing in and serving on the boards of directors of other technology companies and his significant financial and accounting experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH

OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors (Audit Committee) has appointed the firm of PricewaterhouseCoopers LLP, independent registered public accountants, to audit our financial statements for the fiscal year ending September 30, 2014. During our fiscal year ended September 30, 2013, PricewaterhouseCoopers LLP served as our independent registered public accounting firm.

Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Model N and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014. Our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees billed or to be billed by PricewaterhouseCoopers LLP for professional services rendered with respect to the fiscal years ended September 30, 2013 and September 30, 2012. All of these services rendered since the formation of the Audit Committee were approved by the Audit Committee.

	2013	2012
Audit Fees(1)	$1,577,484	$525,000
Audit-Related Fees(2)	248,219	—
Tax Fees	—	—
All Other Fees(3)	1,800	1,800

TOTAL	$1,827,503	$526,800

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, such as statutory audits. Audit fees also include fees for professional services provided during the fiscal years ended September 30, 2013 and September 30, 2012, and in connection with our initial public offering, including comfort letters, consents and review of documents filed with the SEC.

(2)	Includes fees associated with attest services related to financial reporting that are not required by statute or regulation and consultation concerning financial accounting and reporting standards.
(3)	All other fees billed for the fiscal years ended September 30, 2013 and September 30, 2012 were related to fees for access to online accounting and tax research software.

Auditor Independence

Under its charter, the Audit Committee pre-approves all services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has determined that the fee paid to PricewaterhouseCoopers LLP for services other than audit fees is compatible with maintaining the principal accountants’ independence.

Pre-Approval Policies and Procedures.

Consistent with requirements of the SEC and the Public Company Oversight Board, or PCAOB, regarding auditor independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or a member of the Audit Committee delegated by the Audit Committee) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

PROPOSAL NO. 3

RE-APPROVAL OF THE SECTION 162(M) LIMITS OF THE 2013 EQUITY INCENTIVE PLAN

General

Our 2013 Equity Incentive Plan, or “the Plan,” was adopted by our Board of Directors in February 2013, approved by our stockholders in March 2013, and became effective in March 2013. The Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options, restricted stock awards (RSAs), stock appreciation rights (SARs), restricted stock units (RSUs), performance awards and stock bonuses.

We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified personnel. Competition for these people in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of stock options and other equity awards under the Plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success.

Proposal

In November 2013, our Board of Directors directed us to submit the Plan to our stockholders for re-approval of its material terms for purposes of Section 162(m) of the Internal Revenue Code of 1984, as amended (the Code). We are asking our stockholders to approve the material terms of the Plan to preserve corporate income tax deductions that may become available to us pursuant to Section 162(m). The material terms solicited for approval are described under “Summary of the Plan” below, and include the employees eligible to receive compensation, the business criteria on which the performance goals are based, and the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of such compensation if the performance goal is attained, as set forth in Section 162(m). No changes are being proposed with regard to the terms of the Plan at this time.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1.0 million in compensation in any single year. The executive officers subject to limitation are those that constitute “covered employees” within the meaning of Section 162(m), which generally includes our chief executive officer and certain of our most highly compensated officers (other than the chief executive officer), and excluding in all cases, our chief financial officer. Compensation includes cash compensation, ordinary income arising from the exercise of nonqualified stock options, restricted stock awards, restricted stock units and stock appreciation rights, and ordinary income arising from disqualifying dispositions of incentive stock options. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. Stock options, restricted stock units and stock appreciation rights granted under the Plan permit our Compensation Committee to design such awards to qualify as “performance-based” compensation within the meaning of Section 162(m). In order for certain awards under our Plan to continue to qualify as “performance-based” compensation under Section 162(m), our stockholders must approve the material terms of the Plan at the Annual Meeting.

We believe that we must retain the flexibility to respond to changes in the market for top executive talent and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1.0 million to executive officers, our Board of Directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

Because of the fact-based nature of the performance-based compensation exception under Section 162(m) and the limited availability of formal guidance thereunder, we cannot guarantee that the awards under the Plan will qualify for exemption under Section 162(m). However, the Plan is structured with the intention that the Compensation Committee will have the discretion to make awards under the Plan that would qualify as “performance-based compensation” and be fully deductible if stockholder approval is obtained. Subject to the requirements of Section 162(m), if the material terms under our Plan, including the performance criteria, are not re-approved by stockholders, awards shall continue to be granted under the Plan until the Plan expires, but we will not make performance related grants that would not be deductible under Section 162(m) to our covered employees.

Summary of the Plan

Background

Our Board of Directors adopted the Plan in February 2013 and our stockholders approved the Plan in March 2013. The Plan became effective in March 2013 and will terminate in February 2023. The Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock awards, stock appreciation rights, performance stock awards, restricted stock units and stock bonuses.

Administration

The Plan is administered by our Compensation Committee, which acts as the plan administrator and determines which individuals are eligible to receive awards under the Plan, the time or times when such awards are to be made, the number of shares subject to each such award, the status of any granted option as either an incentive stock option (ISO) or a non-statutory stock option (NSO) under U.S. federal tax laws, the vesting schedule applicable to an award, the maximum term for which any award is to remain outstanding (subject to the limits set forth in the Plan), and the terms and conditions of the award agreements for use under the Plan. The Compensation Committee also determines the exercise price of stock options granted under the Plan, the purchase price for rights to purchase restricted stock and, if applicable, restricted stock units, and the exercise price for stock appreciation rights.

Share Reserve

The Plan was approved with a reserve of 8,000,000 shares, which consists of approximately 2.5 million shares of Model N’s common stock reserved for future issuance under the Plan and shares of common stock previously reserved but unissued under the 2010 Equity Incentive Plan (2010 Plan). In addition, any shares of common stock subject to outstanding awards under the 2010 Plan and 2000 Stock Plan (2000 Plan) that are issuable upon the exercise of options that expire without having been exercised in full, are forfeited or repurchased by us at the original purchase price or are used to pay the exercise price or withholding obligations related to any award will be available for future grant and issuance under the Plan.

Additionally, the Plan provides for automatic increases in the number of shares available for issuance under it on October 1 of each of the first four calendar years during the term of the Plan by the lesser of 5% of the number of shares of common stock issued and outstanding on each September 30 immediately prior to the date of increase or the number determined by our Board of Directors.

Subject to the terms of the Plan, the reserve under the Plan, the awards outstanding, applicable exercise prices, and the limits described in this proposal would be proportionately adjusted if the number of our outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, in each case, without consideration.

Equity Awards

The Plan permits us to grant the following types of awards:

Stock options. The Plan provides for the grant of ISOs to employees, and NSOs to employees, directors and consultants. Options may be granted with terms determined by the Compensation Committee, provided that ISOs are subject to statutory limitations. The Compensation Committee determines the exercise price for a stock option, within the terms and conditions of the Plan and applicable law, provided that the exercise price of an ISO may not be less than 100% (or higher in the case of certain recipients of ISOs) of the fair market value of our common stock on the date of grant. Options granted under the Plan will vest at the rate specified by the Compensation Committee and such vesting schedule will be set forth in the stock option agreement to which such stock option grant relates. Generally, the Compensation Committee determines the term of stock options granted under the Plan, up to a term of ten years, except in the case of certain ISOs.

After an optionee’s employment or service terminates, he or she may exercise his or her vested option for the period of time stated in the stock option agreement to which such option relates. Generally, if termination is due to death or disability, the vested option will remain exercisable for 12 months. In all other cases, the vested option will generally remain exercisable for 90 days. However, an option may not be exercised later than its expiration date.

Notwithstanding the foregoing, if an optionee is terminated for cause (as defined in the Plan), then the optionee’s options shall expire on the optionee’s termination date or at such later time and on such conditions as determined by the Compensation Committee.

Restricted stock. A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions that the Compensation Committee may impose. These restrictions may be based on completion of a specified period of service with us or upon the completion of performance goals during a performance period. The price of a restricted stock award will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting ceases on the date the participant no longer provides services to us and unvested shares are forfeited to us or subject to repurchase by us.

Stock appreciation rights. Stock appreciation rights provide for a payment, or payments, in cash or shares of common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price. Stock appreciation rights may vest based on time or achievement of performance conditions.

Restricted stock units. RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve specified performance conditions. If the RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock, cash or a combination of our common stock and cash.

Performance shares. Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture because of termination of employment or failure to achieve the performance conditions.

Stock bonuses. Stock bonuses are granted as additional compensation for performance and therefore are not issued in exchange for cash.

Modification of Outstanding Awards

Subject to the terms of the Plan, the administrator has the authority to reprice any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Section 162(m) Limit

No participant may be granted stock awards covering more than 2,000,000 shares of our common stock under the Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards except new employees or directors, who may receive up to a maximum of 4,000,000 shares in the calendar year in which they commence their employment. Additionally, no participant may be granted in a calendar year a performance stock award or a performance cash award having a maximum value in excess of $5.0 million under the Plan. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code.

Performance Awards

The Plan permits the grant of performance-based stock and cash awards that may qualify as performance-based compensation that is not subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed by Section 162(m) of the Code. To help assure that the compensation attributable to performance-based awards will so qualify, our Compensation Committee can structure such awards so that the stock or cash will be issued or paid pursuant to such award only following the achievement of specified pre-established performance goals during a designated performance period.

The Compensation Committee may select performance factors from among the following objective measures, either individually, alternatively, or in any combination, applied to Model N as a whole or any business unit or subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established with respect to applicable awards have been satisfied: “Performance Factors” means any of the factors selected by the Compensation Committee and specified in an award agreement, from among the following objective measures, either individually, alternatively or in any combination, applied to Model N as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Compensation Committee with respect to applicable awards have been satisfied: (a) profit before tax; (b) billings; (c) revenue; (d) net revenue; (e) earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); (f) operating income; (g) operating margin; (h) operating profit; (i) controllable operating profit, or net operating profit; (j) net profit; (k) gross margin; (l) operating expenses or operating expenses as a percentage of revenue; (m) net income; (n) earnings per share; (o) total stockholder return; (p) market share; (q) return on assets or net assets; (r) our stock price; (s) growth in stockholder value relative to a pre-determined index; (t) return on equity; (u) return on invested capital; (v) cash flow (including free cash flow or operating cash flows); (w) cash conversion cycle; (x) economic value added; (y) individual confidential business objectives; (z) contract awards or backlog; (aa) overhead or other expense reduction; (bb) credit rating; (cc) strategic plan development and implementation; (dd) succession plan development and implementation; (ee) improvement in workforce diversity; (ff) customer indicators; (gg) new product invention or innovation; (hh) attainment of research and development milestones; (ii) improvements in productivity; (jj) bookings; and (kk) attainment of objective operating goals and employee metrics. The Compensation Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the performance factors to preserve the Compensation Committee’s original intent regarding the performance factors at the time of the initial award grant. It is within the sole discretion of the Compensation Committee to make or not make any such equitable adjustments.

Corporate Transactions

The Plan provides that in the event of a specified corporate transaction, including without limitation a consolidation, merger, change in control or similar transaction involving our company, the sale, lease or other disposition of all or substantially all of the assets of our company or the consolidated assets of our company and our subsidiaries, or a sale or disposition of at least 50% of the outstanding capital stock of our company, the administrator will determine how to treat each outstanding stock award. The administrator may:

•	arrange for the assumption, continuation or substitution of a stock award by a successor corporation;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to a successor corporation;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase right held by us;

•	settle the full value of the awards in cash, cash equivalents or securities of the successor corporation; or

•	cancel the stock award prior to the transaction.

The administrator is not obligated to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner. To the extent permitted by law, the administrator may take different actions with respect to the vested and unvested portions of a stock award. Options granted to non-employee directors vest and become exercisable in full upon any of the corporate transactions described above.

Transferability of Awards

Generally, a participant may not transfer an award other than by will or the laws of descent and distribution unless, in the case of awards other than ISOs, the Compensation Committee permits the transfer of an award to certain authorized transferees, as set forth in the Plan.

Eligibility

The individuals eligible to participate in the Plan include our officers and other employees, our non-employee directors and any consultants. However, only employees may receive ISOs under the Plan and consultants and directors must render bona fide services not in connection with the offer and sale of our securities in a capital-raising transaction. As of December 2, 2013, we had four executive officers, four non-employee directors and approximately 575 other employees and consultants who were eligible to participate in the Plan.

Payment

Payment for shares of our common stock purchased pursuant to the Plan may be made by any of the following methods (provided such method is permitted in the applicable award agreement to which such shares relate): (1) cash (including by check); (2) cancellation of indebtedness; (3) surrender of shares; (4) waiver of compensation due or accrued for services rendered; (5) through a broker-assisted or other form of cashless exercise program or (6) by any other method approved in accordance with the Plan.

Amendment and Termination

Our Board of Directors may amend or terminate the Plan at any time, subject to stockholder approval where required. In addition, no amendment that is detrimental to a participant in the Plan may be made to an outstanding award without the consent of the affected participant. The Plan terminates on the tenth anniversary of the date our Board of Directors adopted the Plan.

The summary of the Plan provided above is a summary of the principal features of the Plan. This summary however, does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by references to the full text of the Plan. A copy of the Plan has been filed with the Securities and Exchange Commission as Exhibit 10.4 to our Registration Statement on Form S-1, as amended, filed on March 7, 2013, and any stockholder who wishes to obtain a copy of the Plan may do so by written request.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Plan based on federal income tax laws in effect on the date of this proxy statement.

This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

A recipient of an option or SAR will not recognize taxable income upon the grant of those awards. For NSOs and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an ISO will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently more than two years from the date of grant and more one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be a capital gain. Different and complex rules may apply to ISOs which are early exercisable, and we encourage participants holding such any such award to seek the advice of their own tax counsel.

For RSAs, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A holder of RSUs does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

The implications of Section 162(m) of the Code are discussed above under the heading “Proposal” and “Section 162(m) Limit.”

ERISA Information

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

All awards to directors, executive officers, employees and consultants are made at the discretion of the Plan administrator. Future awards to our directors, officers, employees and consultants under the Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the Plan are not determinable at this time. We have therefore not included a table that reflects such awards.

History of Grants Under the Plan

As of December 2, 2013, options to purchase 30,567 shares had been granted under the Plan, of which zero had been exercised, and 252,570 restricted stock units were granted. The options outstanding as of December 2, 2013 had a weighted-average exercise price of $15.96 per share. The closing price per share of our common stock as reported by the New York Stock Exchange on December 2, 2013 was $8.12.

Name and Position	Number of Options Granted	Number of Shares and Restricted Stock Units Granted
Zack Rinat, Chief Executive Officer	—	—
Sujan Jain, Senior Vice President, Chief Financial Officer	—	25,000
Yarden Malka, Former Senior Vice President and Chief Product Officer	—	—
All current executive officers (4 persons)	—	131,157
All current non-employee directors (4 persons)	—	24,212
Director nominee (1 person)	—	—
All current employees (excluding executive officers)	20,600	83,137

From the inception of the Plan, 30,567 options to purchase shares and 252,570 shares and RSUs were granted under the Plan, of which 9,967 options and 11,954 RSUs were cancelled and 2,110 RSUs were released.

Certain Interests of Directors

In considering the recommendation of our Board of Directors with respect to the approval of the material terms of the Plan, stockholders should be aware that the members of our Board of Directors have certain interests, which may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the Plan. Please see Directors and Corporate Governance—Non-Employee Director Compensation for more detail about equity grants to our directors. Our Board of Directors recognizes that approval of this proposal may benefit our directors and their successors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RE-APPROVAL

OF THE SECTION 162(M) LIMITS OF OUR 2013 EQUITY INCENTIVE PLAN.

DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Our common stock is listed on the New York Stock Exchange. The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. Our Board of Directors has determined that each of the members of our Board of Directors other than Mr. Rinat is independent. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Leadership Structure

The positions of Chairman of the Board and Chief Executive Officer are filled by the same person, Mr. Zack Rinat. Our Board of Directors believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to benefit from Mr. Rinat’s extensive executive leadership and operational experience and his experience and familiarity with our business as a co-founder and Chief Executive Officer. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Mr. Rinat brings company-specific experience and expertise. Our Board of Directors believes that Mr. Rinat’s combined role enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Lead Independent Director

Our Board of Directors has established corporate governance guidelines which state that when the chairperson of the Board and chief executive officer positions are held by the same person, a lead independent director may be designated. Because Mr. Rinat is our Chief Executive Officer and Chairman, our Board of Directors appointed Mr. Charles Robel to serve as our lead independent director. As lead independent director, among other responsibilities, Mr. Robel presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between the Chief Executive Officer and the independent directors and performs such additional duties as our Board of Directors may otherwise determine and delegate.

Risk Oversight

Our Board of Directors believes that open communication between management and the Board is essential for effective risk management and oversight. Our Board meets with our Chief Executive Officer and other members of the senior management team at quarterly Board meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluates the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The Compensation Committee assists our Board in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee is charged with assisting our Board in fulfilling its oversight responsibilities with respect to the management of risk associated with Board membership and corporate governance.

Executive Sessions of Independent Directors

In order to promote open discussion among independent directors, our Board of Directors has a policy of conducting executive sessions of independent directors during each regularly scheduled Board meeting and at such other times if requested by an independent director. These executive sessions are chaired by our lead independent director. The lead independent director provides feedback to our Chief Executive Officer, as needed, promptly after the executive session. Mr. Rinat does not participate in such sessions.

Codes of Conduct

We have adopted a code of conduct that applies to our directors and a code of conduct that applies to our officers and all other employees. The full text of these codes of conduct are posted under the “Investor Relations” section on our website at http://investor.modeln.com/govdocs.aspx?iid=4377866.

Meetings of the Board of Directors

Our Board of Directors met 14 times during fiscal year 2013. No director attended fewer than 75% of the total number of meetings of the Board and of any Board committees of which he or she was a member during fiscal year 2013.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our 2014 Annual Meeting on the same day as a regularly scheduled Board meeting in order to facilitate attendance by our Board members.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Members serve on these committees until their resignation or until otherwise determined by our Board. The following table provides membership information for fiscal year 2013 for each of our Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Zack Rinat*
Charles Robel**
Sarah Friar
Mark Garrett
James Larson

* Chairman of the Board	** Lead Independent Director	= Chairperson	= Member

Effective upon and subject to the election of our Class I directors at the Annual Meeting, the composition of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee is expected to be:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Zack Rinat*
Charles Robel**
Sarah Friar
Mark Garrett
James Larson
Mark Leslie

* Chairman of the Board	** Lead Independent Director	= Chairperson	= Member

Audit Committee

Each of the members of the Audit Committee satisfies the independence requirements of Rule 10A-3. Messrs. Robel and Garrett and Ms. Friar are each an Audit Committee financial expert, as that term is defined under SEC rules, and possess financial sophistication as defined under the rules of the New York Stock Exchange. The designation does not impose on any of them any duties, obligations or liabilities that are greater than those generally imposed on members of our Audit Committee and our Board of Directors. The Audit Committee met nine times during fiscal year 2013. Among other matters, the Audit Committee:

•	evaluates the qualifications, independence and performance of our independent registered public accounting firm;

•

determines the engagement of our independent registered public accounting firm and reviews and approves the scope of the annual audit and the fees paid to our independent registered public accounting firm;

•	discusses with management and our independent registered public accounting firm the results of the annual audit and the review of our financial statements;

•	approves the retention of our independent registered public accounting firm;

•	reviews our critical accounting policies and estimates and internal control over financial reporting; and

•	reviews the Audit Committee charter and its performance.

The Audit Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Audit Committee charter is posted under the “Investor Relations” section on our website at http://investor.modeln.com/govdocs.aspx?iid=4377866.

Compensation Committee

Each member of the Compensation Committee is an outside director, as defined pursuant to Section 162(m) of the Code, is a “non-employee director” under Rule 16b-3(b)(3)(i) of the Exchange Act, and is independent within the meaning of New York Stock Exchange rules. The Compensation Committee met 10 times during fiscal year 2013. Among other matters, the Compensation Committee:

•	reviews and approves goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•	evaluates the performance of these officers in light of those goals and objectives and sets the compensation of these officers based on such evaluations; and

•	administers the issuance of stock options and other awards under our equity incentive plans.

At least annually, our Compensation Committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. The Compensation Committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the Chief Executive Officer and the Human Resources department present compensation and benefit proposals to the Compensation Committee. However, our Chief Executive Officer is not present for deliberations or voting with respect to his compensation.

The Compensation Committee engaged an independent compensation consultant, Radford, an Aon Hewitt company (“Radford”), to evaluate our executive compensation levels and practices and to provide advice and ongoing recommendations on executive compensation matters for fiscal 2013. Specifically, Radford was engaged to:

•	provide data for the establishment of a peer group of companies to serve as a basis for assessing competitive compensation practices;

•	review and assess our current director, CEO and other executive officer compensation practices and equity profile relative to market practices;

•	review and assess our current compensation programs relative to market to determine any changes that may need to be implemented in order to remain competitive with our peer group; and

•	review market practices on employee stock purchase plans and equity programs.

Radford representatives meet informally with the chair of the Compensation Committee and regularly with our Compensation Committee during its regular meetings, including in executive sessions from time to time without any members of management present. Radford works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will undertake no projects for management without our Compensation Committee’s approval. No work performed by Radford during fiscal year 2013 raised a conflict of interest.

The Compensation Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Compensation Committee charter is posted under the “Investor Relations” section on our website at http://investor.modeln.com/govdocs.aspx?iid=4377866.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was newly formed and did not meet during fiscal year 2013. Among other matters, the Nominating and Corporate Governance Committee:

•	makes recommendations to our Board of Directors regarding candidates for directorships;

•	makes recommendations to our Board of Directors regarding the structure and composition of the board of directors and its committees;

•	develop corporate governance guidelines and renew and assess corporate governance best practices; and

•	makes recommendations to our Board of Directors concerning governance matters.

The Nominating and Corporate Governance Committee operates under a written charter that was adopted by our Board of Directors and satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the Nominating and Governance Committee charter is posted under the “Investor Relations” section on our website at http://investor.modeln.com/govdocs.aspx?iid=4377866.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time during the past year been, an officer or employee of ours. None of our executive officers currently serve, or in the past year has served, as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Considerations in Evaluating Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending candidates to the Board for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board. Candidates may come to our attention through current members of our Board, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board for selection all nominees to be proposed by the Board for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board to fill interim director vacancies.

Director Qualifications

The Nominating and Corporate Governance Committee also reviews and recommends to the Board for determination the desired qualifications, expertise and characteristics of Board members, with the goal of developing a diverse, experienced and highly qualified Board. The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand Model N and its business, industry and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our code of conduct;

•	ability to read and understand financial statements and other financial information pertaining to Model N;

•	commitment to enhancing stockholder value;

•	willingness to act in the interest of all stockholders; and

•	for non-employee directors, independence under New York Stock Exchange listing standards and other applicable rules and regulations.

In the context of the Board’s existing composition, other requirements that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered.

In addition, under Model N’s Corporate Governance Guidelines (Guidelines), a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under the Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for re-election, director tenure is considered. Model N values diversity on a company-wide basis, but has not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board who meet the minimum qualifications as described above. The

Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to the Secretary, Model N, Inc., 1800 Bridge Parkway, Redwood City, California 94065. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of Stockholders must be in writing and notice must be delivered to the Secretary at the principal executive offices of Model N not later than the close of business on the seventy-fifth (75th) day nor earlier than the close of business on the one hundred and fifth (105th) day prior to the first anniversary of the preceding year’s annual meeting (except in the case of the calendar year 2014 Annual Meeting, for which such notice will be timely if delivered in the same time period as if such meeting were a special meeting governed by Section 1.11.2 of our Bylaws). Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Non-Employee Director Compensation

Our non-employee directors are entitled to receive equity for their service as directors. Our Board of Directors has determined that the non-employee directors will receive an annual restricted stock unit grant with a value of $100,000. In addition, non-employee directors are entitled to receive an annual restricted stock unit grant with a value of $30,000 for service on our Board, which may be payable as cash at the election of the director, an annual restricted stock unit grant with a value of $20,000 for the chair of the Audit Committee, $12,000 for the chair of the Compensation Committee and $8,000 for the chair of the Nominating and Corporate Governance Committee which may be payable as cash at the election of the director. In addition, directors will receive an annual restricted stock unit grant with a value of $10,000 for serving on the Audit Committee, $6,000 for serving on the Compensation Committee and $4,000 for serving on the Nominating and Corporate Governance Committee, which may be payable as cash at the election of the director. In addition, the lead independent director is entitled to receive an annual restricted stock unit grant with a value of $15,000, which may be payable as cash at the election of the lead independent director.

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors in the fiscal year ended September 30, 2013. Other than as set forth in the table and described more fully below, in the fiscal year ended September 30, 2013 we did not pay any fees to, reimburse any expenses of, make any equity awards or non-equity awards to, or pay any other compensation to, the non-employee members of our Board of Directors.

The following table sets forth information regarding compensation earned by our non-employee directors for the fiscal year ended September 30, 2013:

Name(4)	Value of Restricted Stock Unit Awards ($)(3)
Sarah Friar	$95,728	(1)
Mark Garrett	101,040	(1)
James Larson	178,649	(1)(2)
Charles Robel	113,665	(1)

(1)

In May 2013, Messrs. Garrett, Larson and Robel and Ms. Friar received a restricted stock unit grant with a market value price of $20.20 per share, which will vest in full at the annual meeting following the date of grant.

(2)

In May 2013, in connection with commencing his service as a director, Mr. Larson received a restricted stock unit grant with a market value price of $20.20 per share. This restricted stock unit grant shall vest over a three-year period with 33% of the shares granted vesting on each annual anniversary of the vesting start date.

(3)

The amounts in this column represent the aggregate grant date fair values for equity awards granted to the Board of Directors computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the aggregate grant date fair value of the equity awards reported in this column are set forth in Note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2013. These amounts reflect our accounting costs for these awards, and do not correspond to the actual value that may be realized by the above named board members.

(4)

As of September 30, 2013, the above-listed directors held outstanding options and RSUs pursuant to which the following shares of our Common Stock are issuable upon exercise or settlement, respectively: Ms. Friar (50,000 shares subject to options; 4,739 shares subject to RSUs); Mr. Garrett (79,999 shares subject to options; 5,002 shares subject to RSUs); Mr. Larson (8,844 shares subject to RSUs); Mr. Robel (99,999 shares subject to options; 5,627 shares subject to RSUs).

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the Board of Directors or with an individual member of the Board of Directors may do so by writing to the Board of Directors or to the particular member of the Board of Directors, care of the Secretary, at Model N, Inc., 1800 Bridge Parkway, Redwood City, California 94065. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

REPORT OF THE AUDIT COMMITTEE

With respect to Model N’s financial reporting process, the management of Model N is responsible for (1) establishing and maintaining internal controls and (2) preparing Model N’s consolidated financial statements. Model N’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PWC”), is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of Model N’s financial statements.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended September 30, 2013 with Model N’s management and with PWC, including the results of the independent registered public accounting firm’s audit of Model N’s financial statements. The Audit Committee has also discussed with PWC all matters that the independent registered public accounting firm was required to communicate and discuss with the Audit Committee, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee also has received and reviewed the written disclosures and the letter from PWC required by applicable requirements of the Public Company Accounting Oversight Board regarding PWC’s communications with the Audit Committee concerning independence, and has discussed with PWC its independence from Model N, as well as any relationships that may impact PWC’s objectivity and independence.

Based on the Audit Committee’s review and discussions with Model N’s management and independent registered public accountants discussed above, the Audit Committee recommends to the Board of Directors that the audited financial statements be included in Model N’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

Charles Robel (Chair)

Sarah Friar

Mark Garrett

RELATED PERSON TRANSACTIONS

Other than the executive and director compensation arrangements, including the employment, termination of employment and change in control arrangements, discussed below under “Executive Compensation,” the indemnification arrangements with our executive officers and directors discussed below under “Employment Arrangement and Indemnification Agreements,” we were not party to any transactions since October 1, 2012 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our common stock, or any immediate family member of, or person sharing the same household with, any of these individuals, had or will have a direct or indirect material interest.

Statement of Policy Regarding Related Person Transactions

As provided in the Audit Committee Charter, the Audit Committee of our Board of Directors must review and approve in advance any related party transaction. We have also adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our Audit Committee. If the related party is, or is associated with, a member of our Audit Committee, the transaction must be reviewed and approved by another independent body of our Board of Directors. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our Audit Committee for review and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the Audit Committee as soon as reasonably practicable, at which time the Audit Committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related party transaction.

It is our intention to ensure that all transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the Audit Committee of our Board of Directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Executive Officers

The following table identifies certain information about our executive officers as of December 2, 2013. Officers are elected by the Board of Directors to hold office until their successors are elected and qualified.

Name	Age	Current Position(s) with Model N
Zack Rinat	55	Chairman, Co-Founder and Chief Executive Officer

Sujan Jain	41	Senior Vice President, Chief Financial Officer

Michael LaRoche	50	Senior Vice President, Global Customer Services and Support

Christopher Larsen	55	Senior Vice President, Chief Sales Officer

Executive Officers

For information on the business background of Mr. Rinat, see “Proposal No. 1—Election of Directors” above.

Sujan Jain has served as our Senior Vice President and Chief Financial Officer since July 2012. From April 2010 to June 2012, he worked at NetSuite Inc., a provider of SaaS-based financial and ERP solutions, where he most recently served as Vice President, Finance and General Manager of the software vertical. From April 2009 to April 2010, Mr. Jain served as a CFO Partner at Tatum (a division of Randstad Holding N.V.), a national executive services firm that specializes in providing interim financial leadership. From August 2007 to January 2009, Mr. Jain worked at Transmeta Corp., a provider of advanced power management solutions, where he most recently served as Executive Vice President and Chief Financial Officer. From April 2004 to August 2007, he worked at NanoAmp Solutions, Inc., a provider of low-power memory solutions for the wireless and medical markets, where he served most recently as Chief Financial Officer and Secretary. Previously, he held several investment banking and operational roles at J.P. Morgan Chase & Co., Lazard Ltd. and Schlumberger N.V. Mr. Jain holds an MBA from Columbia University and a BS in engineering from Delhi Institute of Technology and is a certified public accountant.

Michael LaRoche has served as our Senior Vice President, Global Customer Services and Support since August 2012. From March 2012 to August 2012, Mr. LaRoche served as a founding partner at Waypoint Consulting Partners LLC, advising clients on operational strategies and performance improvement. From September 2010 to March 2012, he served as managing partner of Lodestone Management Consultants Inc., a global consulting firm advising international companies on strategy and process optimization as well as IT transformation, in North America. From October 2002 to September 2010, Mr. LaRoche served as the global leader of the Operations & Supply Chain Strategy consulting practice for International Business Machines Corporation (IBM), a technology consulting company. Mr. LaRoche joined IBM as a partner at PricewaterhouseCoopers when IBM acquired PwC’s consulting business in 2002. Mr. LaRoche holds an MBA from the Amos Tuck School at Dartmouth College and a BS in chemical engineering from North Carolina State University.

Christopher Larsen has served as Senior Vice President and Chief Sales Officer at Model N since October 2013. From January 2013 to October 2013, Mr. Larsen served as Chief Operating Officer and General Manager of the Mobile Business App Division at Infragistics, Inc., a leading provider of application development tools. From September 2009 to January 2012, he served as Executive Vice President, Global Field Operations for Progress Software Corporation, a provider of software for the development, deployment and management of business applications. From January 2008 to January 2009, he served as President and Chief Operating Officer for Allegro Development Corporation, a provider of energy and risk management software solutions. Mr. Larsen has also held senior executive positions with TIBCO Software, Inc., a provider of infrastructure software, and SAP North America, a provider of business software. Mr. Larsen holds a BS in business administration from Wake Forest University.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer and each of our two other most highly compensated executive officers (our named executive officers) during fiscal year 2013. The compensation provided to our named executive officers for fiscal year 2013 is set forth in detail in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This section also discusses our executive compensation philosophy, objectives and design; compensation decisions for our named executive officers in fiscal year 2013; the role of compensation consultants; and the peer group used in evaluating executive officer compensation.

Our named executive officers for fiscal year 2013 were:

•	Zack Rinat, our Chairman of the Board of Directors, Co-Founder and Chief Executive Officer;

•	Sujan Jain, our Chief Financial Officer; and

•	Yarden Malka, our former Senior Vice President, Chief Product Officer.

Executive Compensation Philosophy, Objectives and Design

Compensation Philosophy

We operate in a highly competitive and rapidly evolving market, and we expect competition to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize and retain talented individuals in the areas of development, services, sales, marketing, and support functions, such as Finance, IT and HR. The market for skilled individuals in any of these areas is very competitive. Our compensation philosophy is designed to establish and maintain a compensation program that attracts, retain, and rewards talented individuals who possess the skills necessary to create long-term value for our stockholders, expand our business and assist in the achievement of our strategic objectives.

In fiscal year 2013, our Compensation Committee reviewed and assessed our general compensation philosophy, which is intended to align with our core values, yearly performance, and our stockholder interests, as well as to effectively balance our short- and long-term objectives. The Compensation Committee believes that compensation should never get in the way of us doing what is right and that a great work environment needs to be supported by competitive pay practices and benefits. When determining the competitiveness of our pay practices, we look at the entire pay and benefit package, taking into account total compensation. Our total compensation package is designed to be competitive in the geographical locations where we do business, focused on results, and fair and flexible. The Compensation Committee recognizes the importance of providing fair rewards for employee contributions. We seek to provide total targeted direct compensation (salary, bonus and equity) that is at or above the 50th percentile of the market, and to provide parity and consistency within functions. We also believe in making tough decisions in order to adhere to budgets, ensuring transparency and promoting understanding of our compensation philosophy and practices.

The Compensation Committee retains flexibility to review our compensation structure periodically as needed to focus on different business objectives, and reviews our compensation programs at least annually.

Objectives for our Executive Compensation Programs

Consistent with our compensation philosophy, the primary goals of our executive compensation programs are to:

•	provide competitive compensation to recruit, retain and motivate top talent;

•	align executive compensation to company performance and our stockholders’ interests ; and

•	balance short and long-term objectives.

Elements of Our Executive Compensation Program

The key elements of our compensation package for named executive officers are base salary, bonuses, equity-based awards, and our benefits programs. Each named executive officer’s compensation has been designed to provide a combination of compensation that is tied to achievement of our short- and long-term objectives.

Base Salary

We offer base salaries that are intended to provide a level of stable fixed compensation to named executive officers for performance of day-to-day services. Other than our co-founder and Chief Executive Officer, each named executive officer’s base salary was established as the result of arm’s-length negotiation with the individual at the time of hiring. Base salaries for our executive officers are generally reviewed annually to determine whether an adjustment is warranted or required. In fiscal year 2013, the Compensation Committee reviewed the base salaries of our executive officers taking into consideration a compensation analysis performed by Radford. The base salaries paid to our named executive officers for fiscal year 2013 are set forth in the Summary Compensation Table below.

Bonuses

We provide our executive officers, including the named executive officers, with the opportunity to earn cash bonuses to encourage the achievement of corporate and individual objectives and to reward those individuals who significantly impact our corporate results. The Compensation Committee determines and approves cash bonus decisions for our executive officers.

The fiscal year 2013 executive bonus plan was based on the attainment of two performance measures, revenue and adjusted EBITDA, subject to an individual performance factor as determined by our Chief Executive Officer (except with respect to his compensation). The Compensation Committee approved these metrics for the executive bonus plan since, in its view, it was the best indicator of our successful execution of our annual operating plan and that achieving the target levels for these performance measures would require a focused and consistent effort by our executive officers throughout fiscal year 2013. The target bonus attributable to revenues accounted for 75% of the executive officer’s target bonus, and the target bonus attributable to adjusted EBITDA accounted for 25% of the executive officer’s target bonus. Each named executive officer had a cash bonus target: Mr. Rinat—$175,000; Mr. Jain—$125,000; and Mr. Malka—$125,000. For a bonus to be paid in respect of either of the performance measures, that measure had to be achieved at a minimum threshold target level, at which level the payout would equal 50% of that measure’s allocation of the executive officer’s target bonus. Achievement above the threshold target level would result in a payout of up to a maximum of 150% of that measure’s allocation of the executive officer’s target bonus. In November 2013, based on our fiscal year 2013 corporate performance, the Compensation Committee determined that we achieved the revenue target at approximately 58% and the adjust EBITDA target at approximately 150%. However, due to our recent sales execution challenges and our financial outlook for fiscal year 2014, the Compensation Committee determined that the individual performance factor be zero and converted the fiscal year 2013 target bonus to a time-based bonus payable in fiscal year 2014 subject to continued employment of the executive officer.

Equity-Based Awards

We use equity awards to motivate and reward our executive officers, including our named executive officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. Prior to March 2013, these equity awards had been granted solely in the form of options to purchase shares of our common stock. We believed that stock options, when granted with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for our executive officers, because the stock options reward them only to the extent that our stock price grows and stockholders realize value following their grant date. In connection with our initial public offering, we began granting restricted stock units (RSUs) in order to provide additional retention for our executives. We also adopted a program in which all executives are eligible for annual equity grants.

Historically, the size and form of the initial equity awards for our executive officers were established through arm’s-length negotiation at the time the individual was hired. In making these awards, the Compensation Committee considered, among other things, the prospective role and responsibility of the individual executive, competitive factors, the cash compensation to be received by the executive officer, and the need to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

Fiscal 2013 Option and RSU Awards

In March 2013, we granted 133,333, 33,333 and 40,000 restricted stock units to Messrs. Rinat, Jain and Malka, respectively, and in May 2013, we granted an additional 25,000 restricted stock units to Mr. Jain. These restricted stock units vest as to 50% of the shares on the second annual anniversary of the vesting commencement date, and as to 25% of the shares on each of the third and fourth annual anniversary of the vesting commencement date. The vesting of these awards will also accelerate by 100% of the remaining unvested shares in the event of a qualifying termination of employment within 12 months of a change in control of Model N.

Benefits Programs

Our employee benefit programs, including our health, dental, vision, life insurance and disability programs, are designed to provide a competitive level of benefits to our employees generally, including our named executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our named executive officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as all other United States full-time employees.

SUMMARY COMPENSATION TABLE

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our named executive officers during the fiscal year ended September 30, 2013 and the fiscal year ended September 30, 2012.

Name and Principal Position	Fiscal Year	Base Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Zack Rinat	2013	$225,000	$—	$2,066,662	$—	$—	$2,291,662
Co-Founder, Chairman and Chief Executive Officer	2012	$217,292	$157,500	$—	$—	$—	$374,792

Sujan Jain	2013	$276,800	$—	$965,162	$—	$—	$1,241,962
Senior Vice President and Chief Financial Officer(4)	2012	$55,755	$30,738	$—	$1,020,588	$—	$1,107,080

Yarden Malka	2013	$225,000	$—	$620,000	$—	$—	$845,000
Former Senior Vice President, Chief Product Officer(5)

(1)

The amounts in this column reflect cash bonus awards earned by the named executive officers under our fiscal year 2012 and fiscal year 2013 incentive bonus plans. The fiscal year 2013 executive bonus plan is discussed in greater detail in “Executive Compensation” above.

(2)

The amounts reported in this column represent the aggregate grant date fair value of equity awards granted under our 2010 Equity Incentive Plan to our named executive officers during the fiscal year ended September 30, 2012 as computed in accordance with Accounting Standards Codification Topic 718. The assumptions used in calculating the dollar amount recognized for financial statement reporting purposes of the equity awards reported in this column are set forth in Note 8 to our consolidated financial statements included in our fiscal year 2013 Annual Report on Form 10-K filed on December 9, 2013. Note that the amounts reported in this column reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

(3)	The fiscal year 2013 stock awards are discussed in greater detail in “Executive Compensation” above.
(4)	Mr. Jain began serving as our Senior Vice President and Chief Financial Officer in July 2012.
(5)	Mr. Malka ceased serving as our Senior Vice President and Chief Product Officer as of October 1, 2013.

Outstanding Equity Awards at 2013 Fiscal Year-End Table

The following table provides information regarding outstanding stock options and restricted stock units held by our named executive officers as of September 30, 2013.

	Grant Date		Option Awards				Stock Awards
Name			Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(5)
Zack Rinat	3/15/2013	(1)	—	—	$—	—	133,333	$1,319,997

Sujan Jain	9/28/2012	(2)	57,362	139,304	12.00	9/27/2022	—	—
	3/15/2013	(1)	—	—	—	—	33,333	329,997
	5/15/2013	(1)	—	—	—	—	25,000	247,500

Yarden Malka	11/17/2003	(3)	9,985	—	0.30	11/16/2013	—	—
	1/19/2005	(3)	34,375	—	0.36	1/18/2015	—	—
	12/01/2005	(3)	29,514	—	0.36	11/30/2015	—	—
	10/25/2006	(3)	33,333	—	0.78	10/24/2016	—	—
	11/02/2011	(4)	2,500	—	6.72	11/01/2021	—	—
	3/15/2013	(1)	—	—	—	—	40,000	396,000

(1)	The shares subject to this RSU vest 50% on the second anniversary of the vesting commencement date; 25% on each of the third and fourth anniversaries of the vesting commencement date thereafter.
(2)	This option vests over four years, with 25% vesting one year from the date of grant and an additional 1/48th of the total number of shares vesting each month thereafter.
(3)	This option vests monthly over a four year period.
(4)	This option vested 100% on grant date.
(5)

The market value of unvested shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by the closing price of our common stock on September 30, 2013, which was $9.90.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of September 30, 2013 for equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	4,888,455	$5.07	(2)	2,927,819	(3)
Equity compensation plans not approved by security holders	n/a	n/a		n/a
Total	4,888,455	$5.07		2,927,819

(1)	Excludes purchase rights accruing under our 2013 Employee Stock Purchase Plan and includes 1,020,359 shares subject to RSUs.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to RSUs have no exercise price.
(3)

Includes 500,000 shares of common stock that remain available for purchase under the 2013 Employee Stock Purchase Plan and 2,427,819 shares of common stock that remain available for purchase under our 2013 Equity Incentive Plan. Additionally, our 2013 Equity Incentive Plan provides for automatic increases in the number of shares available for issuance under it on October 1 of each four calendar years during the term of the 2013 Equity Incentive Plan by the lesser of 5% of the number of shares of common stock issued and outstanding on each September 30 immediately prior to the date of increase or the number determined by our board of directors. Similarly, on October 1 of each calendar year, the aggregate number of shares of our common stock reserved for issuance under our 2013 Employee Stock Purchase Plan shall be increased automatically by the number of shares equal to 2% of the total number of outstanding shares of our common stock on the immediately preceding September 30th (rounded down to the nearest whole share).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 2, 2013, certain information regarding beneficial ownership of our common stock (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock, (b) by each director and nominee for director, (c) by the named executive officers (as defined in “Executive Compensation” above) and (d) by all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 23,733,698 shares of common stock outstanding at December 2, 2013. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of December 2, 2013. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Model N, Inc., 1800 Bridge Parkway, Redwood City, California 94065.

	Shares Beneficially Owned (as of December 2, 2013)
	Number	Percent
Named Executive Officers, Directors and Director Nominees:
Zack Rinat(1)	4,735,395	20.0%
Sujan Jain(2)	73,751	*
Yarden Malka(3)	430,722	1.8%
Charles J. Robel(4)	87,499	*
Mark Garrett(5)	67,499	*
Sarah Friar(6)	16,667	*
James Larson	—	—
Mark Leslie(7)	190,714	*
All directors and executive officers as a group (10 persons):(8)	5,640,303	23.4%
5% Stockholders:
Massachusetts Financial Services Company(9)	3,253,980	13.7%
Flatbush Watermill Management LLC(10)	1,240,265	5.2%
Entities affiliated with Accel Partners(11)	1,867,736	7.9%
Entities affiliated with Meritech Capital Partners(12)	1,191,507	5.0%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)

Consists of 666,666 shares held of record by Mr. Rinat, 996,110 shares held of record by Mr. Rinat and Orli Rinat as community property, 666,666 shares held of record by Mr. Rinat, Orli Rinat and Glen Kohl, trustees of Danielle Rinat Family Heritage Trust Dated December 12, 2005, 666,666 shares held of record by Mr. Rinat, Orli Rinat and Glen Kohl, trustees of Gahl Rinat Family Heritage Trust Dated December 12, 2005, 36,310 shares held of record by Gahl Rinat Trust, 36,311 shares held of record by Danielle Rinat Trust and 1,666,666 shares held of record by Mr. Rinat and Orli Rinat, trustees of the Rinat Family 2006 Trust Dated December 13, 2006. Mr. Rinat is a trustee of each of the foregoing trusts. The trustees of each of the foregoing trusts share voting and investment power with respect to the shares held by each respective trust.

(2)	Consists of 73,751 shares subject to options held by Mr. Jain that are exercisable within 60 days of December 2, 2013.

(3)

Consists of 331,000 shares held of record by Malka Family Trust and 99,722 shares subject to options held by Mr. Malka that are exercisable within 60 days of December 2, 2013. Mr. Malka is a trustee of the foregoing trust. The trustees of the foregoing trust share voting and investment power with respect to the shares held by the trust.

(4)	Consists of 87,499 shares subject to options held by Mr. Robel that are exercisable within 60 days of December 2, 2013.
(5)	Consists of 67,499 shares subject to options held by Mr. Garrett that are exercisable within 60 days of December 2, 2013.
(6)	Consists of 16,667 shares subject to options held by Ms. Friar that are exercisable within 60 days of December 2, 2013.
(7)

Consists of 101,457 shares held of record by Mr. Leslie, 42,591 shares held of record by Leslie Enterprises LP, 36,944 shares held of record by the Mark Leslie and Debra Leslie Trust, in each case as of June 30, 2013, and 9,722 shares subject to options held by Mr. Leslie that are exercisable within 60 days of December 2, 2013. Mr. Leslie is a trustee of the foregoing trust. The trustees of the foregoing trust share voting and investment power with respect to the shares held by the trust.

(8)

Consists of 5,252,387 shares held by our directors and executive officers as a group and 387,916 shares subject to options that are exercisable within 60 days of December 2, 2013 held by our directors and executive officers as a group.

(9)

Based on the Schedule 13G filed with the SEC on September 10, 2013. The shares are beneficially owned by Massachusetts Financial Services Company and/or certain other non-reporting entities. Accordingly, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. The interest of one entity, the MFS New Discovery Fund (the “Fund”), a series of MFS Series Trust I (which is an investment company registered under the Investment Company Act of 1940), in the shares, amounted to 1,833,988 shares of common stock, or 8.0% of the total number of shares outstanding, at August 31, 2013. The address of Massachusetts Financial Services Company is 111 Huntington Avenue, Boston, Massachusetts 02199.

(10)

Consists of 1,240,265 shares held by Flatbush Watermill, LLC (Flatbush Watermill), Flatbush Watermill Management, LLC (Flatbush Watermill Management), FW2, LP (FW2), FW3, LP (FW3), and Joshua Schwartz. Of the 1,240,265 shares beneficially owned by the reporting persons, Flatbush Watermill, Flatbush Watermill Management and Joshua Schwartz each have shared voting and dispositive power over 1,240,265 shares, FW2 has shared voting and dispositive power over 137,672 shares, and FW3 has shared voting and dispositive power over 1,102,593 shares. Flatbush Watermill is the general partner of FW2 and FW3. Flatbush Watermill Management is the investment adviser of FW2 and FW3. Joshua Schwartz is serving as Managing Member of Flatbush Watermill and Flatbush Watermill Management. Flatbush Watermill Management has the power to dispose and vote the securities beneficially held by each of FW2 and FW3. Flatbush Watermill, Flatbush Watermill Management and Mr. Schwartz may be deemed to beneficially own the shares owned by each of FW2 and FW3. The address for each reporting person is 1325 Avenue of the Americas—27th Floor, New York, NY 10019.

(11)

Consists of 1,477,755 shares held by Accel VIII L.P., 263,910 shares held by Accel Internet Fund IV, L.P., 126,071 shares held by Accel Investors 2000 LLC as of March 25, 2013. Accel VIII Associates LLC (A8A), which is the General Partner of Accell VIII L.P. (Accel VIII), has sole voting and investment power over the securities held by Accel VIII. A8A disclaims beneficial ownership over such securities except to the extent of its pecuniary interest therein. A8A, the General Partner of Accel Internet Fund IV LP (AIF IV), has sole voting and investment power over the securities held by AIF IV. A8A disclaims beneficial ownership over such securities except to the extent of its pecuniary interest therein. James W. Breyer, is a Managing Member of Accel Investors 2000 LLC (Accel 2000), and may be deemed to share voting and investment power over the securities held by Accel 2000. Mr. Breyer disclaims beneficial ownership over such securities.

(12)

Consists of 8,817 shares held by MCP Entrepreneur Partners II L P (MC PENT), 1,153,022 shares held by Meritech Capital Partners II L P (MCP), and 29,668 shares held by Meritech Capital Affiliates II L P (MCA) as of September 30, 2013. Meritech Management Associates II L.L.C., a managing member of Meritech Capital Associates II, L.L.C., the general partner of MCP, MCA and MCP ENT, has sole voting and dispositive power with respect to the shares held by MCP, MCA and MCP ENT. The managing members of Meritech Management Associates II, L.L.C. are Paul S. Madera and Michael B. Gordon. The address of Meritech Capital Partners is 245 Lytton Avenue, Suite 350, Palo Alto, California 94301.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (Exchange Act), requires that our executive officers and directors, and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during fiscal 2013, all Section 16(a) filing requirements were satisfied on a timely basis.

EMPLOYMENT ARRANGEMENTS AND INDEMNIFICATION AGREEMENTS

Employment, Severance and Change in Control Arrangements

We have entered into employment offer letters with each of our named executive officers in connection with his commencement of employment with us, except for Mr. Rinat, with whom we have not entered into an employment offer letter. Each of these offer letters was negotiated on our behalf by our Chief Executive Officer, with the informal oversight of our board of directors.

Typically, these arrangements provide for at-will employment and included our named executive officers’ initial base salary, a discretionary annual incentive bonus opportunity and standard employee benefit plan participation. These arrangements also provided for a recommended equity award grant to be submitted to our board of directors for approval, with an exercise price, in the case of stock options, equal to the fair market value of our common stock on the date of grant and subject to our specified vesting requirements. These offers of employment were each subject to execution of our standard confidential information and invention assignment agreement.

Mr. Rinat

We have not entered into any employment arrangements with Mr. Rinat, our Chief Executive Officer.

Mr. Jain

We entered into an offer letter agreement with Mr. Jain, our Chief Financial Officer, on June 14, 2012. Pursuant to the offer letter, Mr. Jain’s initial base salary was established at $225,000 per year. Effective as of October 1, 2012, Mr. Jain’s base salary was increased to $275,000 per year. In addition, Mr. Jain is eligible to receive an annual target bonus of $125,000 based on the achievement of company and personal objectives. On September 28, 2012, in accordance with the terms of his offer letter, Mr. Jain was granted a stock option to purchase 196,666 shares of our common stock at an exercise price of $12.00 per share. This option vests with respect to 25% of the total shares underlying the option on the first anniversary of Mr. Jain’s start date and the remaining 75% of the shares underlying the option vest thereafter in 36 equal monthly installments. Mr. Jain’s employment is at will and may be terminated at any time, with or without cause.

Mr. Malka

We entered into an offer letter agreement with Mr. Malka, our former Senior Vice President and Chief Product Officer, on January 21, 2000. Pursuant to the offer letter, Mr. Malka’s initial base salary was established at $170,000 per year. Mr. Malka’s annual base salary for the fiscal year ended September 30, 2013 was $225,000. On October 31, 2001, in accordance with the terms of his offer letter, Mr. Malka was granted a stock option to purchase 2,500 shares of our common stock at an exercise price of $1.50 per share. This option vested in full as of October 31, 2005. Mr. Malka ceased serving as our Senior Vice President and Chief Product Officer as of October 1, 2013.

Change in Control

Generally, our equity award agreements with each of our named executive officers provide for acceleration of vesting of 100% of the unvested shares of our common stock underlying such equity awards in the event of an involuntary termination of employment (as such term is defined in the stock option agreement) within 12 months following a change in control in our company. In addition, our recent equity award agreements with our non-employee directors provide for acceleration of vesting of 100% of the unvested shares of our common stock underlying such equity awards in the event of a change in control of our company.

In addition to the amounts presented above, in the event one of our named executive officers was terminated, he would also be able to exercise any previously vested stock options that he held.

Indemnification arrangements

Our amended and restated certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director or officer for monetary damages resulting from breach of his fiduciary duty as a director or officer.

Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law;

•	unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which they derived an improper benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

Our amended and restated bylaws provide that:

•	we are required to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	we may indemnify our other employees and agents as provided in indemnification contracts entered into between us and our employees and agents;

•

we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the restated bylaws are not exclusive.

In addition to the indemnification required in our restated certificate of incorporation and restated bylaws, we enter into indemnity agreements with each of our directors and executive officers. These agreements may, among other things, provide for the indemnification of our directors and executive officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents or incurred in investigating or defending any such action or proceeding. We have also obtained directors’ and officers’ insurance to cover our directors, executive officers and some of our employees under which, subject to the limitations of the policies, coverage is provided against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director, executive officer or employee, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these individuals pursuant to our indemnification obligations or otherwise as a matter of law. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (Securities Act), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

Stockholder Proposals for 2015 Annual Meeting

Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2015 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than August 21, 2014. Such proposals must be delivered to the Secretary of Model N at the address listed on the front page.

Proposals of stockholders that are not eligible for inclusion in the Proxy Statement and proxy for our 2015 Annual Meeting of Stockholders, or that concern one or more nominations for Directors at the meeting, must comply with the procedures, including minimum notice provisions, contained in our Bylaws. Notice must be received by the Secretary of Model N at the address listed on the front page, no earlier than October 18, 2014 and no later than November 17, 2014.

However, if the date of our 2015 Annual Meeting of Stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the previous year’s annual meeting, then, for notice to the stockholder to be timely, it must be so received by the Secretary at the address listed on the front page not earlier than the close of business on the 105th day prior to such annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting, or (2) the tenth day following the day on which public announcement of the date of such annual meeting is first made.

A copy of the pertinent provisions of the Bylaws is available upon request to the Secretary of Model N at the address listed on the front page.

Solicitation of Proxies

We will bear the expense of preparing, printing and distributing proxy materials to our stockholders. In addition to solicitations by mail, there may be incidental personal solicitation at nominal cost by directors, officers, employees or our agents. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our common stock for which they are record holders.

Fiscal Year 2013 Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and our 2013 proxy statement, each as filed with the SEC, is available, without charge, by mailing a request to Investor Relations, Model N, Inc., 1800 Bridge Parkway, Redwood City, California 94065. The Annual Report on Form 10-K and proxy statement are also available at the web address shown on the Notice of Annual Meeting of Stockholders and under the “Investor Relations” section on our website at http://investor.modeln.com/docs.aspx?iid=4377866.

OTHER MATTERS

We know of no other matters that are likely to be brought before the meeting. If, however, other matters that are not now known or determined come before the meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their discretion.

MODEL N, INC.

December 19, 2013

Redwood City, California

ANNUAL MEETING OF STOCKHOLDERS OF

MODEL N, INC. January 31,

2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. Eastern Time the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=18179

”  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ”

20230300000000000000 4	013114

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. Election of Class I Directors:				2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2014.	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES: ¡ James Larson
☐	WITHHOLD AUTHORITY	¡ Mark Leslie
FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)			3.	To re-approve the Section 162(m) limits of the 2013 Equity Incentive Plan.	☐	☐	☐
				4.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned Stockholder. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” in Proposal 1 and “FOR” Proposals 2 and 3.

INSTRUCTIONS:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

MODEL N, INC.

Proxy for Annual Meeting of Stockholders on January 31, 2014

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Zack Rinat and Sujan Jain as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side hereof, all the shares of common stock of Model N, Inc. held of record by the undersigned at the close of business on December 2, 2013 at the Annual Meeting of Stockholders to be held January 31, 2014 at 11:30 a.m. Pacific Time at the Sofitel San Francisco Bay located at 223 Twin Dolphin Drive, Redwood City, California 94065, and at any adjournment thereof.

(Continued and to be signed on the reverse side.)

14475